  Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of FalconStor Software, Inc., a Delaware Corporation (the Company) on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the Form 10-Q), I, James Weber, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(i)           the Form 10-Q fully complies, in all material respects, with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(ii)           the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James Weber
James Weber
Vice President of Operations
November 8, 2011